Exhibit 99.1

August 15, 2012

FSP 303 East Wacker Drive Corp.

FSP 303 East Wacker Drive Corp. (the "Company") has declared a dividend in the amount of $859 per share of preferred stock, representing property operations for the quarter ended June 30, 2012. The dividend will be payable on August 29, 2012 and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 859,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). The Property remained approximately 94% leased as of June 30, 2012. The average occupancy as of June 30, 2012 in the Chicago central business district (“CBD”) office market was approximately 85%. The office market occupancy in the East Loop, the Property’s specific CBD submarket, was approximately 84% as of the same date. The office market in Chicago has had difficulty stabilizing during the past three to four years, with many of its office properties experiencing declining occupancies and rental rates. Tenant improvement and leasing costs have risen during this time; and, consequently, the amount of capital necessary to attract good tenants to sign long-term leases has climbed significantly.

During the second quarter, management signed a new lease with Kelly Scott & Madison (“KSM”) for a full floor, or approximately 29,852 square feet. KSM, a marketing and media management company, agreed to a 15-year commitment that will commence in 2013 and expire in 2027. Also during the quarter, management signed AECOM Technology (“AECOM”) to a lease extension commencing in 2014 and expiring in 2024 covering two floors, or approximately 58,424 square feet. AECOM, a professional technical and management support services firm for industries such as transportation, energy and water systems, will downsize during 2013 from space on four floors, or approximately 104,086 square feet. As of July 31, 2012, Groupon’s lease for approximately 226,041 square feet on eight floors expired, and the tenant relocated most employees to its headquarters facility north of the Loop. However, Groupon did decide to keep a foothold in the building and agreed to terms for a one-year extension covering approximately 52,553 square feet on two floors.

For the last three years we have known that the Property’s largest tenant, KPMG, currently leasing about 30% of the total square footage, had decided not to renew its lease at the Property and would be vacating during August of this year. Although the Property will likely be approximately 40% to 50% leased at the conclusion of the third quarter, management is encouraged by improved activity in the market and positive feedback from prospective tenants regarding the first impression, overall appearance and condition of the Property. In addition, we believe that the Company has the capital to fund the estimated tenant improvement costs and leasing commissions necessary to re-lease the vacant space. We have been saving rental cash flow over the last few years by keeping dividend levels lower. The Company’s existing cash reserves totaled approximately $17,000,000 as of June 30, 2012. In addition, in August 2011, we secured a $35,000,000 loan from John Hancock Life Insurance Company to be used for just such re-leasing costs.

Management has not been this optimistic about the prospects for leasing the Property’s large upcoming vacancy in some time. If we can stabilize the Property at a high occupancy level with long-term quality rental income streams from credit-worthy tenants, we could create value for all of us as shareholders. It is important to remember that Franklin Street Properties Corp., the Company’s sole common shareholder and the Property’s asset manager, has its largest single property equity investment in the Company totaling $82,813,000, owning the same preferred shares as all other investors. If successful in re-leasing the large upcoming vacancy under favorable terms, the opportunity for increased dividends and/or a sale of the Property at an attractive price could be a real possibility. Of course, any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock.

The Property continues to be maintained in excellent physical condition and has never looked better. Any shareholder who would like to visit the Property is welcomed and encouraged to do so. Just let us know when you will be in Chicago, and we will arrange a tour.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP 303 East Wacker Drive Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

2

FSP 303 East Wacker Drive Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(1/5-3/31)
3/31/2007	$1,340	$2,961,400	5.6%
6/30/2007	$1,400	$3,094,000	5.6%
9/30/2007	$1,400	$3,094,000	5.6%
12/31/2007	$1,400	$3,094,000	5.6%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.6%
6/30/2008	$1,400	$3,094,000	5.6%
9/30/2008	$1,400	$3,094,000	5.6%
12/31/2008	$1,400	$3,094,000	5.6%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.6%
6/30/2009	$1,013	$2,238,730	4.1%
9/30/2009	$1,013	$2,238,730	4.1%
12/31/2009	$1,011	$2,234,310	4.0%
2009				$15,577
3/31/2010	$997	$2,203,370	4.0%
6/30/2010	$914	$2,019,940	3.7%
9/30/2010	$914	$2,019,940	3.7%
12/31/2010	$1,040	$2,298,400	4.2%
2010				$19,442
3/31/2011	$679	$1,500,590	2.7%
6/30/2011	$859	$1,898,390	3.4%
9/30/2011	$859	$1,898,390	3.4%
12/31/2011	$859	$1,898,390	3.4%
2011				$22,698
3/31/2012	$859	$1,898,390	3.4%
6/30/2012	$859	$1,898,390	3.4%
2012				$24,416

*Yield based on original offering amount of $221,000,000 and $100,000/share

3

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

4